Exhibit 99.1

NASDAQ: WASH
Contact: Elizabeth B. Eckel
Senior Vice President, Marketing
Telephone: (401) 348-1309
E-mail: ebeckel@washtrust.com
Date: April 22, 2013
FOR IMMEDIATE RELEASE

Washington Trust Announces First Quarter 2013 Results

Westerly, Rhode Island…Washington Trust Bancorp, Inc. (NASDAQ Global Select; symbol: WASH), parent company of The Washington Trust Company, today announced first quarter 2013 net income of $7.4 million, or 45 cents per diluted share. These results compare to fourth quarter 2012 net income of $9.0 million, or 55 cents per diluted share, and first quarter 2012 net income of $8.4 million, or 51 cents per diluted share.

Included in first quarter 2013 results was the recognition of a $2.8 million impairment charge to earnings on a trust preferred collateralized debt obligation investment security. The net after-tax impact of this was $1.9 million, or 11 cents per diluted share. Further information on this matter is provided later in this press release.

“Washington Trust achieved solid commercial loan growth and strong mortgage production in the first quarter of 2013,” stated Joseph J. MarcAurele, Washington Trust Chairman, President, and Chief Executive Officer. “We are continuing to focus on strategies that create business line growth, generate revenues, and enhance company value.”

Selected financial highlights for the first quarter of 2013 included:

•
Residential mortgage origination volume and mortgage banking revenues remain strong. Net gains on loan sales and commissions on loans originated for others totaled $4.2 million for the quarter, down by 7% from the record high level in fourth quarter 2012, but up by 35% over the first quarter in 2012.

•	Loans totaled $2.33 billion at March 31, 2013, up by $31.0 million from December 31, 2012, primarily due to growth in the commercial real estate loan portfolio of $25.5 million.

•	Total deposits amounted to $2.32 billion at March 31, 2013, up by $7.0 million from December 31, 2012, with growth in lower-cost deposits.

Net Interest Income
First quarter 2013 net interest income totaled $22.5 million, a decrease of $697 thousand from the fourth quarter of 2012. Included in fourth quarter 2012 results was a large prepayment penalty fee income item of $357 thousand. Excluding this item, net interest income declined by $340 thousand, or 1%, on a linked quarter basis.

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Washington Trust
Page 2, April 22, 2013

The net interest margin for the first quarter of 2013 was 3.32%, compared to 3.33% for the fourth quarter of 2012 and 3.27% for the first quarter of 2012. Excluding the prepayment penalty fee income item, the fourth quarter 2012 net interest margin was 3.28%. On this basis, the linked quarter increase in net interest margin reflects a reduction in the cost of funds, offset to a lesser extent by a decline of yield on loans.

Average interest-earning assets for the first quarter of 2013 decreased by $20.5 million from the previous quarter and decreased by $9.2 million from the first quarter of 2012, reflecting payments received on mortgage-backed securities in the securities portfolio, offset, in part, by loan growth.

An other-than-temporary-impairment charge to earnings of $2.8 million was recognized in the first quarter of 2013 on a trust preferred collateralized debt obligation (“CDO”) investment security holding.  On March 22, 2013, the trustee for the CDO entity issued a notice that a liquidation of the CDO entity, Tropic CDO I, Ltd., will take place at the direction of holders of the CDO tranches that are senior to certain subordinate tranches, of which Washington Trust is a note holder.  The estimated proceeds from the liquidation event are expected to be insufficient to satisfy the amount owed to the note holders of the CDO's subordinate tranches.  The Corporation had recognized other-than-temporary impairment charges amounting to $2.1 million on this security in years prior to 2013; however, prior to the March 2013 announcement of the liquidation event, the expected future cash flows through the maturity of the CDO in the year 2033 were considered to be sufficient to recover the Corporation's remaining $2.8 million amortized cost.  The first quarter impairment loss reduces the Corporation's carrying value in the holding to zero.  The security had been classified in nonaccruing status with no interest recognition since 2009. The recognition of the first quarter impairment charge and related reduction of fair value to zero resulted in a modest reduction to equity capital of approximately $400 thousand, which is a reduction of 2 cents in book value per share.

Noninterest Income
Noninterest income totaled $13.2 million, compared to $17.9 million in the previous quarter and $14.2 million in the first quarter of 2012. The fourth quarter 2012 results included net realized gains on sales of securities of $924 thousand and two significant insurance commissions totaling $462 thousand. Excluding the other-than-temporary impairment charges and the fourth quarter 2012 net gains on sales of securities and the insurance commissions, noninterest income declined by 3% on a linked quarter basis. Significant changes in noninterest income included the following:

•	Mortgage banking revenues decreased by $310 thousand, or 7%, from the fourth quarter of 2012 and up by $1.1 million, or 35%, from the first quarter of 2012.

•
Wealth management revenues were $7.5 million in the first quarter of 2013. Excluding the recognition of the two significant insurance commission items from the fourth quarter, wealth management revenues were up by $146 thousand, or 2%, on a linked quarter basis and up by $289 thousand, or 4%, compared to the first quarter of 2012.

•
Merchant processing fees totaled $2.0 million for the first quarter of 2013, down by $255 thousand, or 11%, on a linked quarter basis and remained relatively flat compared to the first quarter of 2012. The decline reflects a seasonal decrease in the volume of transactions processed for customers. See discussion on the corresponding linked quarter decrease in merchant processing costs under the caption “Noninterest Expenses.”

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Washington Trust
Page 3, April 22, 2013

Noninterest Expenses
Noninterest expenses totaled $24.2 million for the first quarter of 2013, down by $3.2 million, or 12%, from the previous quarter and up by $785 thousand, or 3%, from the first quarter of 2012. Included in noninterest expenses in the fourth quarter were debt prepayment penalties of $1.8 million and charitable contribution expense of $400 thousand. Excluding these items, noninterest expenses for the first quarter of 2013 decreased by $1.1 million, or 4%, from the fourth quarter of 2012. Significant changes in noninterest income included the following:

•
Salaries and employee benefit costs amounted to $15.4 million in the first quarter of 2013, down by $219 thousand on a linked quarter basis and up by $1.0 million, or 7%, from the first quarter of 2012. The year over year increase reflects higher staffing levels to support growth and higher levels of business development based compensation in mortgage banking and other areas.

•
Merchant processing costs totaled $1.7 million in the first quarter of 2013, a decline of $230 thousand, or 12%, on a linked quarter basis but remained relatively flat compared to the first quarter of 2012. See the discussion above regarding the corresponding linked quarter decrease in merchant processing fee income.

Income tax expense amounted to $3.4 million for the first quarter of 2013, compared to $4.0 million for the fourth quarter of 2012 and $3.9 million for the first quarter of 2012. The effective tax rate for the first quarter of 2013 was 31.6%, compared to the overall effective income tax rate for the year 2012 of 31.1%.

Asset Quality
Total nonaccrual loans amounted to $25.7 million, or 1.10% of total loans, at March 31, 2013, up by $3.1 million from December 31, 2012. The increase in nonaccrual loans during the first quarter was principally due to the classification of one commercial real estate loan with a carrying value of $5.1 million into nonaccrual status. This loan was current with respect to contractual payment terms at March 31, 2013. Total past due loans amounted to $26.2 million, or 1.13% of total loans, at March 31, 2013, down by $1.9 million from December 31, 2012.

The loan loss provision charged to earnings amounted to $600 thousand for the first quarter of 2013, level with the fourth quarter of 2012 and down by $300 thousand from the first quarter of 2012. Net charge-offs amounted to $334 thousand in the first quarter of 2013, compared to net charge-offs of $479 thousand in the fourth quarter of 2012 and $657 thousand in the first quarter of 2012.

The allowance for loan losses was $31.1 million, or 1.34% of total loans, at March 31, 2013 compared to $30.9 million, or 1.35% of total loans, at December 31, 2012.

Loans
Total loans rose by $31.0 million in the first quarter of 2013, with increases in commercial loans of $24.7 million, or 2%, and residential loans of $6.7 million, or 1%. Total loans were up by $169.7 million, or 8%, from March 31, 2012, including a 12% increase in commercial loans.

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Washington Trust
Page 4, April 22, 2013

Investment Securities
The investment securities portfolio amounted to $387.1 million at March 31, 2013, down by $28.8 million from December 31, 2012, primarily due to principal payments received on mortgage-backed securities which were not reinvested in the securities portfolio.

Deposits and Borrowings
Total deposits increased by $7.0 million in the first quarter of 2013, reflecting growth in lower-cost non-time categories of deposits. In the last twelve months, total deposits grew by $174.1 million, or 8%. FHLBB advances totaled $341.2 million at March 31, 2013, down by $20.0 million from December 31, 2012. This decline reflects less demand for wholesale funding due to paydowns on mortgage-backed securities, which have not been reinvested into the securities portfolio and the deposit growth during this period.

Capital Management
Capital levels continued to exceed the regulatory minimum levels to be considered well capitalized, with a total risk-based capital ratio of 13.50% at March 31, 2013, compared to 13.26% at December 31, 2012. Total shareholder's equity was $301.3 million at March 31, 2013, up by $5.6 million from the balance at December 31, 2012.

Dividends Declared
The Board of Directors declared a quarterly dividend of 25 cents per share for the quarter ended March 31, 2013. The dividend was paid on April 12, 2013 to shareholders of record on April 1, 2013. This represented a one cent increase over the dividend paid last quarter and was the Corporation’s third dividend increase since March 2012.

Conference Call
Washington Trust will host a conference call on Monday, April 22, 2013 at 10:30 am Eastern Time to discuss first quarter results and business outlook. This call is being webcast and can be accessed through the Investor Relations section of the Washington Trust web site, www.washtrust.com. Individuals may dial in to the call at 1-866-250-8117. The international dial-in number is 1-412-317-6011 and the Canada dial-in number is 1-855-669-9657. A replay of the call will be posted in this same location on the web site shortly after the conclusion of the call. To listen to the replay, dial 1-877-344-7529. For international access, dial 1-412-317-0088. The Conference Number for replay is 10027102. The replay will be available until 9:00 a.m. on May 7, 2013.

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Washington Trust
Page 5, April 22, 2013

Background
Washington Trust Bancorp, Inc. is the parent of The Washington Trust Company, a state-chartered bank headquartered in Westerly, Rhode Island. Founded in 1800, Washington Trust is the oldest community bank in the nation and is the largest independent bank headquartered in Rhode Island. Washington Trust offers a full range of financial services, including commercial banking, small business banking, personal banking, and wealth management and trust services through its offices located in Rhode Island, Connecticut and Massachusetts. The Corporation’s common stock trades on The NASDAQ Global Select® Stock Market under the symbol WASH. Investor information is available on the Corporation’s web site: www.washtrust.com.

Forward-Looking Statements
This press release contains statements that are “forward-looking statements”. We may also make written or oral forward-looking statements in other documents we file with the SEC, in our annual reports to shareholders, in press releases and other written materials, and in oral statements made by our officers, directors or employees. You can identify forward-looking statements by the use of the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “outlook,” “will,” “should,” and other expressions that predict or indicate future events and trends and which do not relate to historical matters. You should not rely on forward-looking statements, because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the control of Washington Trust. These risks, uncertainties and other factors may cause the actual results, performance or achievements of Washington Trust to be materially different from the anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

Some of the factors that might cause these differences include the following: continued weakness in general national, regional or international economic conditions or conditions affecting the banking or financial services industries or financial capital markets, volatility and disruption in national and international financial markets, government intervention in the U.S. financial system, reductions in net interest income resulting from interest rate volatility as well as changes in the balance and mix of loans and deposits, reductions in the market value of wealth management assets under administration, changes in the value of securities and other assets, reductions in loan demand, changes in loan collectibility, default and charge-off rates, changes in the size and nature of Washington Trust's competition, changes in legislation or regulation and accounting principles, policies and guidelines, and changes in the assumptions used in making such forward-looking statements. In addition, the factors described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012, as filed with the Securities and Exchange Commission and as updated by our Quarterly Reports on Form 10-Q, may result in these differences. You should carefully review all of these factors, and you should be aware that there may be other factors that could cause these differences. These forward-looking statements were based on information, plans and estimates at the date of this press release, and Washington Trust assumes no obligation to update any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes.

Supplemental Information - Explanation of Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles (“GAAP”), this press release contains certain non-GAAP financial measures. Washington Trust's management believes that the supplemental non-GAAP information, which consists of measurements and ratios based on tangible equity and tangible assets, is utilized by regulators and market analysts to evaluate a company's financial condition and therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED BALANCE SHEETS (unaudited)
(Dollars in thousands, except par value)	Mar 31, 2013	Dec 31, 2012
Assets:
Cash and due from banks	$80,616	$73,474
Short-term investments	18,418	19,176
Mortgage loans held for sale, at fair value; amortized cost $27,274 in 2013 and $48,370 in 2012	27,899	50,056
Securities:
Available for sale, at fair value; amortized cost $336,954 in 2013 and $363,408 in 2012	350,205	375,498
Held to maturity, at cost; fair value $37,804 in 2013 and $41,420 in 2012	36,897	40,381
Total securities	387,102	415,879
Federal Home Loan Bank stock, at cost	37,730	40,418
Loans:
Commercial and other	1,277,147	1,252,419
Residential real estate	724,361	717,681
Consumer	323,537	323,903
Total loans	2,325,045	2,294,003
Less allowance for loan losses	31,139	30,873
Net loans	2,293,906	2,263,130
Premises and equipment, net	26,812	27,232
Investment in bank-owned life insurance	55,290	54,823
Goodwill	58,114	58,114
Identifiable intangible assets, net	6,000	6,173
Other assets	59,961	63,409
Total assets	$3,051,848	$3,071,884
Liabilities:
Deposits:
Demand deposits	$375,156	$379,889
NOW accounts	294,136	291,174
Money market accounts	503,414	496,402
Savings accounts	284,983	274,934
Time deposits	861,952	870,232
Total deposits	2,319,641	2,312,631
Federal Home Loan Bank advances	341,218	361,172
Junior subordinated debentures	32,991	32,991
Other borrowings	209	1,212
Other liabilities	56,498	68,226
Total liabilities	2,750,557	2,776,232
Shareholders’ Equity:
Common stock of $.0625 par value; authorized 30,000,000 shares; issued and outstanding 16,425,442 shares in 2013 and 16,379,771 shares in 2012	1,027	1,024
Paid-in capital	92,662	91,453
Retained earnings	216,920	213,674
Accumulated other comprehensive loss	(9,318)	(10,499)
Total shareholders’ equity	301,291	295,652
Total liabilities and shareholders’ equity	$3,051,848	$3,071,884

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED STATEMENTS OF INCOME (unaudited)
	(Dollars and shares in thousands, except per share amounts)	Three Months
	Periods ended March 31,	2013	2012
	Interest income:
Interest and fees on loans		$25,223	$25,363
Interest on securities:	Taxable	2,845	4,377
	Nontaxable	659	693
	Dividends on corporate stock and Federal Home Loan Bank stock	38	77
	Other interest income	28	20
	Total interest income	28,793	30,530
	Interest expense:
	Deposits	3,194	3,434
	Federal Home Loan Bank advances	2,737	4,085
	Junior subordinated debentures	390	392
	Other interest expense	5	234
	Total interest expense	6,326	8,145
	Net interest income	22,467	22,385
	Provision for loan losses	600	900
	Net interest income after provision for loan losses	21,867	21,485
	Noninterest income:
	Wealth management services:
	Trust and investment advisory fees	6,066	5,778
	Mutual fund fees	1,022	1,025
	Financial planning, commissions and other service fees	386	382
	Wealth management services	7,474	7,185
	Service charges on deposit accounts	791	759
	Merchant processing fees	1,977	1,988
	Card interchange fees	599	543
	Income from bank-owned life insurance	467	486
	Net gains on loan sales and commissions on loans originated for others	4,166	3,097
	Net gains on interest rate swap contracts	19	28
	Equity in earnings (losses) of unconsolidated subsidiaries	39	(37)
	Other income	406	392
	Noninterest income, excluding other-than-temporary impairment losses	15,938	14,441
	Total other-than-temporary impairment losses on securities	(613)	(85)
	Portion of loss recognized in other comprehensive income (before tax)	(2,159)	(124)
	Net impairment losses recognized in earnings	(2,772)	(209)
	Total noninterest income	13,166	14,232
	Noninterest expense:
	Salaries and employee benefits	15,442	14,460
	Net occupancy	1,514	1,526
	Equipment	1,244	1,107
	Merchant processing costs	1,673	1,663
	Outsourced services	841	920
	FDIC deposit insurance costs	431	458
	Legal, audit and professional fees	608	482
	Advertising and promotion	355	372
	Amortization of intangibles	173	187
	Foreclosed property costs	47	298
	Other expenses	1,856	1,926
	Total noninterest expense	24,184	23,399
	Income before income taxes	10,849	12,318
	Income tax expense	3,428	3,880
	Net income	$7,421	$8,438

	Weighted average common shares outstanding - basic	16,401	16,330
	Weighted average common shares outstanding - diluted	16,449	16,370
Per share information:	Basic earnings per common share	$0.45	$0.51
	Diluted earnings per common share	$0.45	$0.51
	Cash dividends declared per share	$0.25	$0.23

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	At or for the Quarters Ended
(Dollars and shares in thousands, except per share amounts)	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012
Financial Data:
Total assets	$3,051,848	$3,071,884	$3,048,868	$3,041,050	$3,028,690
Total loans	2,325,045	2,294,003	2,256,697	2,213,842	2,155,359
Total securities	387,102	415,879	483,858	516,193	558,284
Total deposits	2,319,641	2,312,631	2,234,659	2,130,453	2,145,562
Total shareholders' equity	301,291	295,652	298,394	292,734	287,935
Net interest income	22,467	23,164	22,736	22,411	22,385
Provision for loan losses	600	600	600	600	900
Noninterest income, excluding OTTI losses	15,938	17,899	16,921	16,174	14,441
Net OTTI losses recognized in earnings	(2,772)	(12)	—	—	(209)
Noninterest expenses	24,184	27,421	26,290	25,228	23,399
Income tax expense	3,428	4,007	3,867	4,044	3,880
Net income	7,421	9,023	8,900	8,713	8,438

Share Data:
Basic earnings per common share	$0.45	$0.55	$0.54	$0.53	$0.51
Diluted earnings per common share	$0.45	$0.55	$0.54	$0.53	$0.51
Dividends declared per share	$0.25	$0.24	$0.24	$0.23	$0.23
Book value per share	$18.34	$18.05	$18.23	$17.89	$17.61
Tangible book value per share - Non-GAAP (1)	$14.44	$14.13	$14.29	$13.94	$13.64
Market value per share	$27.38	$26.31	$26.27	$24.38	$24.14
Shares outstanding at end of period	16,425	16,380	16,371	16,359	16,354
Weighted average common shares outstanding - basic	16,401	16,376	16,366	16,358	16,330
Weighted average common shares outstanding - diluted	16,449	16,425	16,414	16,392	16,370

Key Ratios:
Return on average assets	0.98%	1.19%	1.17%	1.16%	1.11%
Return on average tangible assets - Non-GAAP (1)	1.01%	1.21%	1.19%	1.18%	1.14%
Return on average equity	9.91%	12.01%	12.02%	11.98%	11.85%
Return on average tangible equity - Non-GAAP (1)	12.62%	15.29%	15.37%	15.41%	15.35%

Capital Ratios:
Tier 1 risk-based capital	12.25% (i)	12.01%	11.93%	11.90%	11.96%
Total risk-based capital	13.50% (i)	13.26%	13.18%	13.15%	13.22%
Tier 1 leverage ratio	9.53% (i)	9.30%	9.11%	9.00%	8.75%
Equity to assets	9.87%	9.62%	9.79%	9.63%	9.51%
Tangible equity to tangible assets - Non-GAAP (1)	7.94%	7.69%	7.84%	7.66%	7.53%
(i) - estimated

Wealth Management Assets under Administration:
Balance at beginning of period	$4,199,640	$4,242,520	$4,079,913	$4,196,447	$3,900,061
Net investment (depreciation) appreciation & income	213,979	(5,887)	155,427	(131,896)	298,155
Net client cash flows	6,457	(36,993)	7,180	15,362	(1,769)
Balance at end of period	$4,420,076	$4,199,640	$4,242,520	$4,079,913	$4,196,447

(1)	See the section labeled “Supplemental Information - Non-GAAP Financial Measures” at the end of this document.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	For the Quarters Ended
	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012
Average Yield / Rate (taxable equivalent basis):
Assets:
Commercial mortgages and other commercial loans	4.70%	4.90%	4.94%	5.03%	5.13%
Residential real estate loans, including mortgage loans held for sale	4.26%	4.23%	4.32%	4.40%	4.51%
Consumer loans	3.84%	3.86%	3.89%	3.85%	3.89%
Total loans	4.44%	4.53%	4.59%	4.65%	4.74%
Cash, federal funds sold and other short-term investments	0.21%	0.26%	0.26%	0.23%	0.15%
FHLBB stock	0.39%	0.48%	0.51%	0.54%	0.50%
Taxable debt securities	3.56%	3.49%	3.50%	3.63%	3.62%
Nontaxable debt securities	5.98%	5.89%	5.83%	5.93%	5.92%
Corporate stocks	—%	—%	—%	7.58%	7.16%
Total securities	3.98%	3.86%	3.83%	3.95%	3.93%
Total interest-earning assets	4.24%	4.31%	4.34%	4.41%	4.43%
Liabilities:
NOW accounts	0.06%	0.07%	0.06%	0.06%	0.08%
Money market accounts	0.29%	0.28%	0.26%	0.23%	0.22%
Savings accounts	0.07%	0.09%	0.11%	0.11%	0.11%
Time deposits	1.28%	1.32%	1.33%	1.35%	1.41%
FHLBB advances	3.21%	3.27%	3.18%	3.25%	3.14%
Junior subordinated debentures	4.79%	4.75%	4.74%	4.77%	4.78%
Other	1.77%	5.51%	6.33%	2.07%	4.98%
Total interest-bearing liabilities	1.11%	1.19%	1.27%	1.33%	1.38%

Interest rate spread (taxable equivalent basis)	3.13%	3.12%	3.07%	3.08%	3.05%
Net interest margin (taxable equivalent basis)	3.32%	3.33%	3.28%	3.30%	3.27%

	At March 31, 2013
	Amortized	Unrealized	Unrealized	Fair
(Dollars in thousands)	Cost (1)	Gains	Losses	Value
Securities Available for Sale:
Obligations of U.S. government-sponsored enterprises	$29,465	$1,855	$—	$31,320
Mortgage-backed securities issued by U.S. government agencies and U.S. government-sponsored enterprises	193,921	12,873	—	206,794
States and political subdivisions	67,502	4,081	—	71,583
Trust preferred securities:
Individual name issuers	30,686	—	(5,112)	25,574
Collateralized debt obligations	1,264	—	(860)	404
Corporate bonds	14,116	414	—	14,530
Total securities available for sale	336,954	19,223	(5,972)	350,205
Held to Maturity:
Mortgage-backed securities issued by U.S. government agencies and U.S. government-sponsored enterprises	36,897	907	—	37,804
Total securities held to maturity	36,897	907	—	37,804
Total securities	$373,851	$20,130	($5,972)	$388,009

(1)	Net of other-than-temporary impairment losses recognized in earnings.

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
		Period End Balances At
(Dollars in thousands)		Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012
Loans:
Commercial:	Mortgages	$729,968	$710,813	$693,221	$664,410	$642,012
	Construction & development	34,179	27,842	25,132	17,365	11,130
	Other	513,000	513,764	500,974	510,220	486,258
	Total commercial	1,277,147	1,252,419	1,219,327	1,191,995	1,139,400
Residential real estate:	Mortgages	702,418	692,798	692,659	680,772	675,249
	Homeowner construction	21,943	24,883	22,753	21,247	21,708
	Total residential real estate	724,361	717,681	715,412	702,019	696,957
Consumer:	Home equity lines	226,640	226,861	227,549	224,550	223,311
	Home equity loans	40,134	39,329	39,452	40,690	40,793
	Other	56,763	57,713	54,957	54,588	54,898
	Total consumer	323,537	323,903	321,958	319,828	319,002
	Total loans	$2,325,045	$2,294,003	$2,256,697	$2,213,842	$2,155,359

	At March 31, 2013
(Dollars in thousands)	Balance	% of Total
Commercial Real Estate Loans by Property Location:
Rhode Island, Connecticut, Massachusetts	$728,613	95.4%
New York	26,295	3.4%
New Hampshire	9,239	1.2%
Total commercial real estate loans (1)	$764,147	100.0%

(1)	Commercial real estate loans consist of commercial mortgages and construction and development loans. Commercial mortgages are loans secured by income producing property.

	At March 31, 2013
(Dollars in thousands)	Balance	% of Total
Residential Mortgages by Property Location:
Rhode Island, Connecticut, Massachusetts	$704,162	97.1%
New York, Virginia, New Jersey, Maryland, Pennsylvania, District of Columbia	9,519	1.3%
New Hampshire	4,429	0.6%
Ohio	2,845	0.4%
Washington, Oregon	1,373	0.2%
Georgia	1,097	0.2%
New Mexico	474	0.1%
Other	462	0.1%
Total residential mortgages	$724,361	100.0%

	Period End Balances At
(Dollars in thousands)	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012
Deposits:
Demand deposits	$375,156	$379,889	$352,330	$321,488	$333,833
NOW accounts	294,136	291,174	267,495	263,124	258,986
Money market accounts	503,414	496,402	459,671	388,686	400,396
Savings accounts	284,983	274,934	268,191	264,772	257,495
Time deposits	861,952	870,232	886,972	892,383	894,852
Total deposits	$2,319,641	$2,312,631	$2,234,659	$2,130,453	$2,145,562

Out-of-market brokered certificates of deposits included in time deposits	$103,045	$102,636	$98,603	$102,661	$95,989
In-market deposits, excluding out-of-market brokered certificates of deposit	$2,216,596	$2,209,995	$2,136,056	$2,027,792	$2,049,573

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Period End Balances At
(Dollars in thousands)	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012
Asset Quality Data:
Nonperforming Assets:
Commercial mortgages	$14,953	$10,681	$5,956	$2,597	$5,099
Commercial construction and development	—	—	—	—	—
Other commercial	3,122	4,412	3,201	3,405	4,200
Residential real estate mortgages	6,699	6,158	7,127	8,659	9,031
Consumer	901	1,292	1,463	1,081	1,069
Total nonaccrual loans	$25,675	$22,543	$17,747	$15,742	$19,399
Nonaccrual investment securities	404	843	929	767	750
Property acquired through foreclosure or repossession	2,625	2,047	2,447	2,332	3,478
Total nonperforming assets	$28,704	$25,433	$21,123	$18,841	$23,627

Total past due loans to total loans	1.13%	1.22%	1.05%	0.92%	0.98%
Nonperforming assets to total assets	0.94%	0.83%	0.69%	0.62%	0.78%
Nonaccrual loans to total loans	1.10%	0.98%	0.79%	0.71%	0.90%
Allowance for loan losses to nonaccrual loans	121.28%	136.95%	173.28%	193.42%	154.88%
Allowance for loan losses to total loans	1.34%	1.35%	1.36%	1.38%	1.39%

Troubled Debt Restructured Loans:
Accruing troubled debt restructured loans:
Commercial mortgages	$9,600	$9,569	$9,131	$1,251	$1,059
Other commercial	6,554	6,577	6,880	6,916	7,329
Residential real estate mortgages	1,599	1,123	386	570	935
Consumer	244	154	158	159	174
Accruing troubled debt restructured loans	17,997	17,423	16,555	8,896	9,497
Nonaccrual troubled debt restructured loans:
Commercial mortgages	—	—	—	—	348
Other commercial	721	2,063	2,306	2,317	2,361
Residential real estate mortgages	155	688	1,697	2,028	1,904
Consumer	42	44	46	47	35
Nonaccrual troubled debt restructured loans	918	2,795	4,049	4,392	4,648
Total troubled debt restructured loans	$18,915	$20,218	$20,604	$13,288	$14,145

Washington Trust Bancorp, Inc. and Subsidiaries
SELECTED FINANCIAL HIGHLIGHTS (unaudited)
	Period End Balances At
(Dollars in thousands)	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012
Past Due Loans:
Loans 30-59 Days Past Due:
Commercial mortgages	$—	$373	$3,978	$411	$104
Other commercial loans	689	260	2,719	849	1,031
Residential real estate mortgages	3,891	4,840	2,368	4,969	4,468
Consumer loans	1,534	1,134	1,876	2,660	2,404
Loans 30-59 days past due	$6,114	$6,607	$10,941	$8,889	$8,007

Loans 60-89 Days Past Due:
Commercial mortgages	$193	$408	$874	$233	$—
Other commercial loans	341	296	1,169	434	33
Residential real estate mortgages	1,451	1,951	821	1,600	488
Consumer loans	461	385	1,213	677	219
Loans 60-89 days past due	$2,446	$3,040	$4,077	$2,944	$740

Loans 90 Days or more Past Due:
Commercial mortgages	$9,852	$10,300	$2,495	$2,339	$4,676
Other commercial loans	2,961	3,647	1,366	1,714	2,521
Residential real estate mortgages	4,327	3,658	3,924	4,039	4,843
Consumer loans	484	844	811	362	326
Loans 90 days or more past due	$17,624	$18,449	$8,596	$8,454	$12,366

Total Past Due Loans:
Commercial mortgages	$10,045	$11,081	$7,347	$2,983	$4,780
Other commercial loans	3,991	4,203	5,254	2,997	3,585
Residential real estate mortgages	9,669	10,449	7,113	10,608	9,799
Consumer loans	2,479	2,363	3,900	3,699	2,949
Total past due loans	$26,184	$28,096	$23,614	$20,287	$21,113

Nonaccrual loans included in past due loans	$19,000	$20,979	$14,471	$12,719	$14,747

	For the Quarters Ended
(Dollars in thousands)	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012
Allowance for Loan Losses:
Balance at beginning of period	$30,873	$30,752	$30,448	$30,045	$29,802
Provision charged to earnings	600	600	600	600	900
Charge-offs	(374)	(534)	(424)	(696)	(681)
Recoveries	40	55	128	499	24
Balance at end of period	$31,139	$30,873	$30,752	$30,448	$30,045

Net Loan Charge-Offs (Recoveries):
Commercial mortgages	$108	$212	$212	($388)	$7
Other commercial	71	225	(22)	549	324
Residential real estate mortgages	9	39	41	(47)	224
Consumer	146	3	65	83	102
Total	$334	$479	$296	$197	$657

The following tables present average balance and interest rate information. Tax-exempt income is converted to a fully taxable equivalent basis using the statutory federal income tax rate adjusted for applicable state income taxes, net of the related federal tax benefit. For dividends on corporate stocks, the 70% federal dividends received deduction is also used in the calculation of tax equivalency. Unrealized gains (losses) on available for sale securities are excluded from the average balance and yield calculations. Nonaccrual and renegotiated loans, as well as interest earned on these loans (to the extent recognized in the Consolidated Statements of Income) are included in amounts presented for loans.

Washington Trust Bancorp, Inc. and Subsidiaries
CONSOLIDATED AVERAGE BALANCE SHEETS (unaudited)
Three Months Ended	2013			2012
	Average Balance	Interest	Yield/ Rate	Average Balance	Interest	Yield/ Rate
(Dollars in thousands)
Assets:
Commercial mortgages and other commercial loans	$1,243,716	$14,421	4.70%	$1,121,684	$14,298	5.13%
Residential real estate loans, including mortgage loans held for sale	755,528	7,937	4.26%	720,706	8,075	4.51%
Consumer loans	322,668	3,053	3.84%	319,948	3,097	3.89%
Total loans	2,321,912	25,411	4.44%	2,162,338	25,470	4.74%
Cash, federal funds sold and short-term investments	53,734	28	0.21%	52,313	20	0.15%
FHLBB stock	39,790	38	0.39%	41,606	52	0.50%

Taxable debt securities	323,730	2,845	3.56%	486,448	4,377	3.62%
Nontaxable debt securities	68,064	1,004	5.98%	71,908	1,059	5.92%
Corporate stocks	—	—	—%	1,854	33	7.16%
Total securities	391,794	3,849	3.98%	560,210	5,469	3.93%
Total interest-earning assets	2,807,230	29,326	4.24%	2,816,467	31,011	4.43%
Noninterest-earning assets	210,338			220,803
Total assets	$3,017,568			$3,037,270
Liabilities and Shareholders' Equity:
NOW accounts	$283,004	$45	0.06%	$246,251	$46	0.08%
Money market accounts	495,453	351	0.29%	412,053	225	0.22%
Savings accounts	279,536	46	0.07%	248,853	70	0.11%
Time deposits	869,576	2,752	1.28%	885,344	3,093	1.41%
FHLBB advances	345,270	2,737	3.21%	523,766	4,085	3.14%
Junior subordinated debentures	32,991	390	4.79%	32,991	392	4.78%
Other	1,146	5	1.77%	18,903	234	4.98%
Total interest-bearing liabilities	2,306,976	6,326	1.11%	2,368,161	8,145	1.38%
Demand deposits	360,851			331,224
Other liabilities	50,305			53,084
Shareholders' equity	299,436			284,801
Total liabilities and shareholders' equity	$3,017,568			$3,037,270
Net interest income (FTE)		$23,000			$22,866
Interest rate spread			3.13%			3.05%
Net interest margin			3.32%			3.27%

Interest income amounts presented in the preceding table include the following adjustments for taxable equivalency:

(Dollars in thousands)
Three Months Ended	2013	2012
Commercial loans	$188	$107
Nontaxable debt securities	345	366
Corporate stocks	—	8
Total	$533	$481

Washington Trust Bancorp, Inc. and Subsidiaries
SUPPLEMENTAL INFORMATION - Non-GAAP Financial Measures (unaudited)
	At or for the Quarters Ended
(Dollars in thousands, except per share amounts)	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012	Jun 30, 2012	Mar 31, 2012
Calculation of Tangible Book Value per Share:
Total shareholders' equity at end of period	$301,291	$295,652	$298,394	$292,734	$287,935
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	6,000	6,173	6,346	6,528	6,714
Total tangible shareholders' equity at end of period	$237,177	$231,365	$233,934	$228,092	$223,107

Shares outstanding at end of period	16,425	16,380	16,371	16,359	16,354

Book value per share - GAAP	$18.34	$18.05	$18.23	$17.89	$17.61
Tangible book value per share - Non-GAAP	$14.44	$14.13	$14.29	$13.94	$13.64

Calculation of Tangible Equity to Tangible Assets:
Total tangible shareholders' equity at end of period	$237,177	$231,365	$233,934	$228,092	$223,107

Total assets at end of period	$3,051,848	$3,071,884	$3,048,868	$3,041,050	$3,028,690
Less:
Goodwill	58,114	58,114	58,114	58,114	58,114
Identifiable intangible assets, net	6,000	6,173	6,346	6,528	6,714
Total tangible assets at end of period	$2,987,734	$3,007,597	$2,984,408	$2,976,408	$2,963,862

Equity to assets - GAAP	9.87%	9.62%	9.79%	9.63%	9.51%
Tangible equity to tangible assets - Non-GAAP	7.94%	7.69%	7.84%	7.66%	7.53%

Calculation of Return on Average Tangible Assets:
Net income	$7,421	$9,023	$8,900	$8,713	$8,438

Total average assets	$3,017,568	$3,044,764	$3,045,203	$3,017,167	$3,037,270
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	6,085	6,257	6,434	6,619	6,805
Total average tangible assets	$2,953,369	$2,980,393	$2,980,655	$2,952,434	$2,972,351

Return on average assets - GAAP	0.98%	1.19%	1.17%	1.16%	1.11%
Return on average tangible assets - Non-GAAP	1.01%	1.21%	1.19%	1.18%	1.14%

Calculation of Return on Average Tangible Equity:
Net income	$7,421	$9,023	$8,900	$8,713	$8,438

Total average shareholders' equity	$299,436	$300,430	$296,150	$290,854	$284,801
Less:
Average goodwill	58,114	58,114	58,114	58,114	58,114
Average identifiable intangible assets, net	6,085	6,257	6,434	6,619	6,805
Total average tangible shareholders' equity	$235,237	$236,059	$231,602	$226,121	$219,882

Return on average shareholders' equity - GAAP	9.91%	12.01%	12.02%	11.98%	11.85%
Return on average tangible shareholders' equity - Non-GAAP	12.62%	15.29%	15.37%	15.41%	15.35%